UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On February 21, 2019, Energy Services of America Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the voting results of the Company’s 2019 Annual Meeting of Shareholders held on February 20, 2019. The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named executive officer compensation. No changes are being made to the Original 8-K other than to add the disclosure set forth in this amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) At the Annual Meeting of Shareholders of the Company held on February 20, 2019, the Company’s shareholders voted on, among other matters, an advisory vote regarding the frequency of future advisory votes on named executive officer compensation. The Company’s shareholders recommended an advisory vote on named executive officer compensation to be held every year, consistent with the recommendation of the Company’s Board of Directors. In response to the voting results and other factors, the Company’s Board of Directors determined that the Company will hold an advisory vote on named executive officer compensation every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes on executive compensation, which shall be no later than the Company’s Annual Meeting of Shareholders in 2025.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: July 18, 2019	By: s/Charles Crimmel
Charles Crimmel
Chief Financial Officer